FIFTH AMENDMENT
TO THE
OCEAN ENERGY, INC.
LONG-TERM INCENTIVE PLAN
FOR NONEXECUTIVE EMPLOYEES

        WHEREAS, there is reserved to the Board of Directors of Ocean Energy, Inc. (the "Board") in Section 7 of the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees (the "Plan") the right to amend the Plan;

        WHEREAS, the Board desires to amend the Plan;

        NOW, THEREFORE, Section 4(a) of the Plan is hereby amended effective for calendar year 2001 by substituting “2,750,000” for “2,500,000” in all places in said section; for calendar years after 2001, “2,750,000” shall revert to “2,500,000” in all places in said section.

        As amended hereby, the Plan is specifically ratified and reaffirmed.